As filed with the Securities and Exchange Commission on April __, 1996
                                      Registration No. 33-______





                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                     INTERNATIONAL SEMICONDUCTOR CORP.
_______________________________________________________________
  (Exact name of registrant as specified in its charter)



      NEVADA                                      13-3432594
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


                        Consulting Agreements with
    Allen Jones, Robert M. Terry, Richard Klein, Atlas Pearlman
Trop & Borkson, Arik Makleff and Christopher H. Dieterich
_________________________________________________________________
                              _______________
                         (Full title of the plan)


    Christopher Dieterich, 2950 31st Street, Suite 240, Santa
Monica, California 90405
                  (Name and Address of Agent for Service)


                                (310) 450-3214

   (Telephone number including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE

                                        Proposed  Proposed
                                        Maximum   Maximum
Title of Securities         Amount of   Offering  Aggregate
Securities to be Registered Shares to   Price Per Offering
                            Registered1 Share2    Price2

$.001 par value common        20,000    $1.50     $ 30,000
  Stock
$.001 par value common       100,000    $1.50     $150,000
  Stock
$.001 par value common         5,000    $1.50     $  7,500
  Stock
$.001 par value common        10,000    $1.50     $ 15,000
  Stock
$.001 par value common        80,000    $1.50     $120,000
  Stock
$.001 par value common        80,000    $1.50     $120,000
  Stock

     Totals                  295,000    $1.50     $442,500

Amount of Registration Fee: (see Fn 2 Below):  $152.60

_________________________________________________________________

Total No. of pages: 42            Exhibit Index on Page No: 14




     1    Pursuant to Rule 416(c) promulgated under the
Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.
     2    Based upon the average bid and asked prices of the
Company's Common Stock in over-the-counter trading on April 2,
1996.  [1/29 of 1%]
PROSPECTUS

                    INTERNATIONAL SEMICONDUCTOR CORP.
                       2950 31st Street, Suite 240
                     Santa Monica, California 90405
                             (310) 450-3214

                    (295,000 SHARES OF COMMON STOCK)



This Prospectus relates to the offer and sale by INTERNATIONAL SEMICONDUCTOR CORP., ("ISSM"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to certain consultants of the Company (the "Consultants) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultants 295,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of I933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder 100,000 shares of Common Stock are potentially being sold to Robert M. Terry who is an affiliate of the Comply. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section 16(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is Listed on the OTC bulletin board under the symbol ISSM.




THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is April 2, 1996
This Prospectus is part of a Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: INTERNATIONAL SEMICONDUCTOR CORP., 2950 31st Street, Suite 240, Santa Monica, California 90405. (310) 450-3214.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W. Washington D.C. 20549.
Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.W. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.



                             TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS            6

ITEM 1. PLAN INFORMATION                                        6

GENERAL INFORMATION                                             6

The Company                                                     6
Purpose                                                         6
Common Stock                                                    6
The Consultants                                                 6
No Restrictions on Transfer                                     6
Tax Treatment to the Consultant                                 6
Tax Treatment to the Company                                    7
Restrictions on Resales                                         7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL
INFORMATION                                                     7

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION

Legal Opinion and Experts                                       8
Indemnification of Officers and Directors                       8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT              8

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE                8

ITEM 4.  DESCRIPTION OF SECURITIES                              9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                 9

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS              9

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                   10

ITEM 8.  EXHIBITS                                              10

ITEM 9.  UNDERTAKINGS                                          10

EXHIBIT INDEX                                                  14

                                  PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 2950 31st Street,
Suite 240, Santa Monica, California 90405.  Telephone:  (310)
581-4321

Purposes

     The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 295,000 shares of the Common stock to the Consultants upon effectiveness of this registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

     The Company hereby incorporates by reference (i) its annual report of Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and
(iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.



Item 2.   Registrant Information and Employee Plan Annual
Information

     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: ISC, 2950 31st Street, Suite 240, Santa Monica, California 90405. Telephone: (310) 450-3214.

Legal Opinions and Experts

     Christopher H. Dieterich has rendered an opinion on the validity of the securities being registered. Mr. Dieterich is not an "affiliate" of the Company and does not have a substantial interest in the registrant.

     The financial statements of International Semiconductor Corp. incorporated by reference in the Company's Annual Report (Form 10-KSB) for the ended December 31,1994 have been audited by BDO Bavly Milner, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Registrant hereby states that (i) all documents set forth in
(a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

          (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;
          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and
          (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.   Description of Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Mr. Dieterich, whose firm Dieterich & Associates is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the consulting agreement entered into with Dieterich & Associates which is attached as an exhibit.

Item 6.   Indemnification of Directors and Officers

     The company's by-laws, in accordance with Nevada Revised Statutes ( 78.751), provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if
     (a) he acted honestly and in good faith with a view to the best interests of the Company; and
     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
The Nevada Revised Statutes (NRS) provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.              Title

 4.                 Not Applicable

 5.                 Opinion of Christopher Dieterich regarding
                         the legality of the securities
                         registered.

10.                 A.   Consulting Agreement with Allen Jones
                    B.   Consulting Agreement with Robert M.

                              Terry
                    C.   Consulting Agreement with Richard Klein
                    D.   Consulting Agreement with Atlas Pearlman
                              Trop & Borkson
                    E.   Consulting Agreement with Arik Makleff
                    F.   Consulting Agreement with Dieterich &

                              Associates

15.                 Not Required

23.1 Consent of Christopher H. Dieterich, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2                Consent of BDO Bavly Milner/Braude Bavly

27.                 Not Required

28.                 Not Required

29.                 Not Required

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i)  include any prospectus required by Section
10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California on the 22nd day of March, 1996.


                              INTERNATIONAL SEMICONDUCTOR CORP.
                              (Registrant)



                              By:     /s/ Robert M. Terry
                                    Robert M. Terry, Chairman/CEO

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                    Title               Date


/s/  Robert M. Terry           Chairman            March 22, 1996
   Robert M. Terry             Chief Exec Officer


/s/  Toni J. Gales             Secretary           March 22, 1996
   Toni J. Gales


/s/  Jerome Saver              Director            March 22, 1996
    Jerome Saver


/s/  Jules Pier                Director            March 22, 1996
    Jules Pier

                      FORM S-8 REGISTRATION STATEMENT

                               EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement           Descriptions
Numbered Page
_________________________________________________________________

 5.       Opinion of Counsel                                   15

10.       A.  Consulting Agreement with Allen Jones            15

          B.  Consulting Agreement with Robert M. Terry        21

          C.  Consulting Agreement with Richard Klein          27

          D.  Consulting Agreement with Atlas Pearlman Trop &
                    Borkson                                    33

          E.  Consulting Agreement with Arik Makleff           38

          F.  Consulting Agreement with Dieterich & Associates 44

23.1      Consent of Dieterich & Associates                    46

23.2      Consent of BDO Bavly Milner/Braude Bavly            48


     CONSULTING SERVICES AGREEMENT
     (ALLEN JONES)

This Consulting Services Agreement ("Agreement") is made effective as of November 1, 1995 by and between C. Allen Jones
("Consultant") and International Semiconductor Corporation ("ISC" or the "Company"), a Nevada corporation.

     Whereas, ISC does not separately maintain the capability to perform all of the necessary public relations services and other functions which ISC requires; and

     Whereas, ISC desires to have the benefit of an independent consultant aiding in the public relations of the Company, which advice is capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant agrees to provide to ISC, upon request, the following services ("Services") rendered by Consultant and his affiliates:

     (a) Orderly management of the public relations and market liaison for the Company in the United States corporate marketplace.

     (b) Day to day guidance on the release of relevant information to the public, relations with various shareholders and representatives of shareholders, formulation of marketing strategies for maintaining the company in the public arena and guidance with respect to selection of publications and market newsletter strategists.

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested in writing by ISC in connection with the public relations, legal and securities compliance functions related to the operations of ISC, and with respect to special projects, including corporate investments, acquisitions and divestitures. ISC will continue to bear the expenses of all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by ISC, the Company will also reimburse Consultant for the amount of approved out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Agreed Payment: Consultant will receive a monthly fee of $1,500, plus costs advanced, for Consultant's services. This fee will increase to $2,500 per month, plus costs, commencing March 1, 1996. This fee will continue monthly for a period of one year, which may be cancelled at the discretion of the Company at any time during that period upon 30 day's notice to Consultant.

     (b) Issuance of Stock: As payment for services and costs, ISC has agreed to place a block of 20,000 shares of free trading company stock in the Consultant's name with West America Securities. At least once a month, the Consultant will send ISC a statement for the retainer and any costs incurred in the previous month. An officer of ISC will approve the statement and notify West America Securities of the approved amount, at which time, unless otherwise directed by the Consultant, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement. At the conclusion of the consulting agreement, any unused stock will be returned to the Company.

     (c) Registration of Shares: ISC shall register the Shares pursuant to an S-8 Registration Statement.

     (d) Release of Shares: The Shares shall be issued and released to the Consultant's trust account at West America upon the Effective Date of the filing of the SEC S-8 Registration Statement. If additional shares are required in the future to satisfy the terms of this agreement, they will be issued upon mutual agreement of the Company and the Consultant.

     (e) Option: In addition to the monthly compensation, Consultant will also have the following rights to acquire stock in the Company at the exercise prices stated:

     50,000 shares       $0.625/share        Immediate vesting
     50,000 shares       $1.50/share         After 1 Apr 96
     50,000 shares       $2.00/share         After 1 Sep 96
     50,000 shares       $2.50/share         After 1 Mar 97

          These option rights will remain in existence for a period of 5 years after the date on which each series of shares first becomes exercisable.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from November 1, 1995 until November 1, 1996.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or ISC thirty (30) days in advance of its termination.

6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b) Death: In the event of the death of Consultant, this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant's estate.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of its duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations.
Consultant acknowledges that its use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Untied States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               C. ALLEN JONES
               6977 East Chestnut Hill Street
               Highland Ranch, Colorado 80126

          In the case of the Company:

               INTERNATIONAL SEMICONDUCTOR CORP.
               2950 31st Street, Suite 240
               Santa Monica, California 90405
               FAX (310) 452-0076

          or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:

C. ALLEN JONES


     /s/  Allen Jones
Allen Jones, Individually


INTERNATIONAL SEMICONDUCTOR CORPORATION
a Nevada corporation


     /s/  Robert M. Terry
Robert M. Terry, Chairman


     CONSULTING SERVICES AGREEMENT
     (ROBERT TERRY)

This Consulting Services Agreement ("Agreement") is made effective as of September 1, 1995 by and between Robert M. Terry
("Consultant") and International Semiconductor Corporation ("ISC" or the "Company"), a Nevada corporation.

     Whereas, ISC does not separately maintain the capability to perform all of the necessary management, financial and operational guidance services and other functions which ISC requires; and

     Whereas, ISC desires to have the benefit of an independent consultant aiding in the management of the Company, which advice is capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant agrees to provide to ISC, upon request, the following services ("Services") rendered by Consultant and his affiliates:

     (a) Leadership of the Company in the raising of capital through the public marketplace, direction of the Company during its long range planning, liaison with management of the Company's primary subsidiary, GAD Semiconductors, Ltd., and assessment of the financial capabilities and commitments of various investors and investment banking institutions providing money to the Company;

     (b) Day to day guidance on the nominal operations of the holding company and its interrelationship with the various service providers engaged to accomplish specific goals, such as accountants, lawyers, marketing consultants, investment bankers, brokerage firms and public relations houses;

     (c) In-house investigation and due diligence for preparation of a response to any investment banker undertaking the offering contemplated, to include the review and annotation of corporate minutes and employment agreements if necessary;

     (d) Assistance and input to the 10-QSB and 10-KSB filings of ISC as and when requested;

     (e) Attendance at and chairmanship of the Board of Directors of the Company, and assistance with potential business opportunities for ISC and a contemporaneous analysis of any opportunity presented to the Board.

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested by ISC in connection with the management, investment banking, legal, accounting and securities compliance functions related to the offerings and operations of ISC, and with respect to special projects, including corporate investments, acquisitions and divestitures. ISC will continue to bear the expenses of all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by ISC, the Company will also reimburse Consultant for the amount of out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Agreed Payment: Consultant will receive a monthly fee of $7,500, plus costs advanced, for Consultant's services. This fee will continue monthly for a period of one year, which may be cancelled at the discretion of the Company at any time during that period upon 30 day's notice to Consultant.

     (b) Issuance of Stock: As payment for services and costs, ISC has agreed to place a block of 100,000 shares of free trading company stock in the Consultant's name with West America Securities. At least once a month, the Consultant will send ISC a statement for the retainer and any costs incurred in the previous month. An officer of ISC will approve the statement and notify West America Securities of the approved amount, at which time, unless otherwise directed by the Consultant, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement. At the conclusion of the consulting agreement, any unused stock will be returned to the Company.

     (c) Registration of Shares: ISC shall register the Shares pursuant to an S-8 Registration Statement.

     (d) Release of Shares: The Shares shall be issued and released to the Consultant upon the Effective Date of the filing of the SEC S-8 Registration Statement. If additional shares are required in the future to satisfy the terms of this agreement, they will be issued upon mutual agreement of the Company and the Consultant.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from October 1, 1995 until September 30, 1996.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or ISC thirty (30) days in advance of its termination.


6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b) Death: In the event of the death of Consultant, this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant's estate.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of its duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations.
Consultant acknowledges that its use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Untied States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               ROBERT M. TERRY
               5374 Village Road
               Long Beach, California

          In the case of the Company:

               International Semiconductor Corp.
               2950 31st Street, Suite 240
               Santa Monica, California 90405
               FAX (310) 452-0076

          or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:

ROBERT M. TERRY


    /s/  Robert M. Terry
Robert M. Terry, Individually


INTERNATIONAL SEMICONDUCTOR CORPORATION
a Nevada corporation


    /s/  Jerome Saver
Jerry Saver, Director


    /s/  Jules Pier
Jules Pier, Director




     CONSULTING SERVICES AGREEMENT
     (RICHARD KLEIN)

This Consulting Services Agreement ("Agreement") is made effective as of October 1, 1994 by and between Richard Klein ("Consultant" or "Consultant law firm") and International Semiconductor Corporation ("ISC" or the "Company"), a Nevada corporation.

     Whereas, ISC does not separately maintain the capability to perform all of the necessary legal, financial and investment banking analysis services and other functions which ISC requires;
and

     Whereas, ISC desires to have the benefit of the additional legal services and investment banking advice capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant law firm agrees to provide to ISC, upon request, the following services
("Services") rendered by the internal staff and attorneys of Consultant and its affiliates:

     (a) Guidance and education concerning the application of various S.E.C. regulations concerning the public marketplace and the concomitant filings required of a company under the various options;

     (b) Legal advice concerning the organization and feasibility of any merger contemplated, to include structure of the interrelationship between the investors, the investment bankers and the company;

     (c) In-house investigation and due diligence for preparation of a response to any investment banker undertaking the merger contemplated, to include the review and annotation of corporate minutes and employment agreements if necessary;

     (d) Assistance and input to the 10-QSB and 10-KSB filings of ISC as and when requested;

     (e) Consultation and assistance with potential business opportunities for ISC and a contemporaneous analysis of the opportunity.

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested by ISC in connection with the investment banking, legal documentation and securities compliance functions related to the prospective merger targeted by ISC, and with respect to special projects, including corporate investments, acquisitions and divestitures. ISC will continue to bear all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by ISC, the Company will also reimburse Consultant for the amount of out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Issuance of Stock The Consultant, in consideration of the services provided pursuant to this Agreement, shall be issued upon the filing of an S-8 Registration Statement, a total of 3,500 shares of ISC's common stock (the "Shares").

     (b) Registration of Shares: ISC shall register the Shares pursuant to an S-8 Registration Statement.

     (c) Release of Shares: The Shares shall be issued and released to the Consultant upon the Effective Date of the filing of the SEC S-8 Registration Statement.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from October 1, 1994 until December 31, 1995.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or ISC thirty (30) days in advance of its termination.

6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b)  Death:  In the event of the death of Richard Klein
(only), this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant firm.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of his duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations.
Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               RICHARD KLEIN
               633 Third Avenue, 16th Floor
               New York, New York 10017

               FAX (212) 661-3132

          In the case of the Company:

               International Semiconductor Corp.
               2950 31st Street, Suite 240
               Santa Monica, California 90405
               FAX (310) 452-0076

          or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of New York, and shall be governed by the laws of the State of New York, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.



     SIGNATURES BEGIN ON NEXT PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:

RICHARD KLEIN


/s/  Richard Klein
Richard Klein



INTERNATIONAL SEMICONDUCTOR CORPORATION
a Nevada corporation


    /s/  Robert M. Terry
Robert M. Terry, Chairman
     CONSULTING SERVICES AGREEMENT
     (ATLAS PEARLMAN)

This Consulting Services Agreement ("Agreement") is made effective as of October 1, 1994 by and between Atlas Pearlman
Trop & Borkson, P.A.  ("Consultant") and International
Semiconductor Corporation ("ISC" or the "Company"), a Nevada corporation.

     Whereas, ISC does not separately maintain the capability to perform all of the necessary legal, financial and investment banking analysis services and other functions which ISC requires;
and

     Whereas, ISC desires to have the benefit of the additional legal services and investment banking advice capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant law firm agrees to provide to ISC, upon request, the following services
("Services") rendered by the internal staff and attorneys of Consultant and its affiliates:

     (a) Guidance and education concerning the application of various S.E.C. regulations concerning the public marketplace and the concomitant filings required of a company under the various options;

     (b) Legal advice concerning the organization and feasibility of any merger contemplated, to include structure of the interrelationship between the investors, the investment bankers and the company;

     (c) In-house investigation and due diligence for preparation of a response to any investment banker undertaking the merger contemplated, to include the review and annotation of corporate minutes and employment agreements if necessary;

     (d) Assistance and input to the 10-QSB and 10-KSB filings of ISC as and when requested;

     (e) Consultation and assistance with potential business opportunities for ISC and a contemporaneous analysis of the opportunity.

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested by ISC in connection with the investment banking, legal documentation and securities compliance functions related to the prospective merger targeted by ISC, and with respect to special projects, including corporate investments, acquisitions and divestitures. ISC will continue to bear all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by ISC, the Company will also reimburse Consultant for the amount of out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Issuance of Stock The Consultant, in consideration of the services provided pursuant to this Agreement, shall be issued upon the filing of an S-8 Registration Statement, a total of 7,000 shares of ISC's common stock (the "Shares").

     (b) Registration of Shares: ISC shall register the Shares pursuant to an S-8 Registration Statement.

     (c) Release of Shares: The Shares shall be issued and released to the Consultant upon the Effective Date of the filing of the SEC S-8 Registration Statement.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from January 1, 1995 until December 31, 1995.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or ISC thirty (30) days in advance of its termination.

6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b)  Death:  In the event of the death of Charles Pearlman
(only), this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant firm.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of his duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations.
Consultant acknowledges that his use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               ATLAS PEARLMAN TROP & BORKSON
               200 East Las Olas Boulevard, Suite 1900
               Fort Lauderdale, Florida 33301

               FAX (305) 523-1952

          In the case of the Company:

               International Semiconductor Corp.
               2950 31st Street, Suite 240
               Santa Monica, California 90405
               FAX (310) 452-0076

or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of Florida, and shall be governed by the laws of the State of Florida, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:

ATLAS PEARLMAN TROP & BORKSON

/s/  Charles Pearlman
Charles Pearlman, Partner

INTERNATIONAL SEMICONDUCTOR CORPORATION
a Nevada corporation


/s/  Robert M. Terry
Robert M. Terry, Chairman

     CONSULTING SERVICES AGREEMENT
     (ARIK MAKLEFF)

This Consulting Services Agreement ("Agreement") is made effective as of September 1, 1995 by and between Arik Makleff
("Consultant") and International Semiconductor Corporation ("ISC" or the "Company"), a Nevada corporation.

     Whereas, ISC does not separately maintain the capability to perform all of the necessary management, financial and operational guidance services and other functions which ISC requires; and

     Whereas, ISC desires to have the benefit of an independent consultant aiding in the Israeli management of the Company, which advice is capable of provision by Consultant; and

     NOW, THEREFORE, for and in consideration of the mutual promises, representations and covenants contained within this agreement the parties mutually agree as follows:

1.0 Services Provided by Consultant: Consultant agrees to provide to ISC, upon request, the following services ("Services") rendered by Consultant and his affiliates:

     (a) Advising the Company in its relations to Israel and Israeli sources, liaison with management of the Company's primary subsidiary, GAD Semiconductors, Ltd., and assessment of the financial capabilities and commitments of various foreign investors and investment banking institutions providing money to the Company;

     (b) Day to day guidance on the nominal operations of the subsidiary company and its international interrelationships with the various service providers engaged to accomplish specific goals, such as accountants, lawyers, marketing consultants, investment bankers, brokerage firms and public relations houses;

     (c) Assistance and introduction to potential clients for marketing purposes, such as Motorola, IXYS, and similar companies;

2.0 Miscellaneous Services: It is the intent of the parties to this Agreement that Consultant will provide only the services requested by ISC in connection with the management, investment banking, legal, accounting and securities compliance functions related to the offerings and operations of ISC, and with respect to special projects, including corporate investments, acquisitions and divestitures. ISC will continue to bear the expenses of all services of attorneys, auditors, trustees, transfer, transfer agents and registrars, and it is expressly understood that Consultant assumes no liability for any expenses or services other than those stated in Section 1.0. In addition to the fee paid to Consultant by ISC, the Company will also reimburse Consultant for the amount of out-of-pocket costs incurred by Consultant in rendering such services.

3.0  Fee for Services:

     (a) Agreed Payment: Consultant will receive a monthly fee of $7,500, plus costs advanced, for Consultant's services. This fee will continue monthly for a period of one year, which may be cancelled at the discretion of the Company at any time during that period upon 30 day's notice to Consultant.

     (b) Issuance of Stock: As payment for services and costs, ISC has agreed to place a block of 80,000 shares of free trading company stock in the Consultant's name with West America Securities. At least once a month, the Consultant will send ISC a statement for the retainer and any costs incurred in the previous month. An officer of ISC will approve the statement and notify West America Securities of the approved amount, at which time, unless otherwise directed by the Consultant, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement. At the conclusion of the consulting agreement, any unused stock will be returned to the Company.

     (c) Registration of Shares: ISC shall register the Shares pursuant to an S-8 Registration Statement.

     (d) Release of Shares: The Shares shall be issued and released to the Consultant upon the Effective Date of the filing of the SEC S-8 Registration Statement. If additional shares are required in the future to satisfy the terms of this agreement, they will be issued upon mutual agreement of the Company and the Consultant.

4.0 Term of Agreement: Subject to the provisions of Section 5, the original term of this Agreement shall be from October 1, 1995 until September 30, 1996.

5.0 Extension of Term: This Agreement shall be extended on a quarter-to-quarter basis after the expiration of its original term unless written notification otherwise is given by Consultant or ISC thirty (30) days in advance of its termination.

6.0 Independent Contractor: Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes for compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes as may be required.

7.0 Indemnification: Company and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

8.0  Termination

     (a) Termination for Disability: If, during the Term of this Agreement, Consultant shall be unable to provide the services as set forth above for forty (40) consecutive business days because of incapacity, accident, bankruptcy, dissolution or other disabling occurrence, the Company shall have the right to terminate this Agreement upon written notice to Consultant within ten (10) days after the end of any such 40-day period. Termination under this provision shall be effective upon receipt by Consultant of the written notice.

     (b) Death: In the event of the death of Consultant, this Agreement and all rights and obligations under this Agreement may immediately be terminated, at the Company's request. Any outstanding fees owed to Consultant shall be paid in full to the Consultant's estate.

     (c) Termination for Cause: The Company shall be entitled to terminate this Agreement for cause as defined below. If the Company elects to do so, Consultant shall cease to receive or be entitled to compensation as of the date of termination for cause. "Cause" shall be defined as (i) a material act or act of fraud committed by Consultant which is intended to result in Consultant's personal enrichment to the detriment or at the expense of the Company; (ii) Consultant's attorney's assigned to this client being convicted of a felony which has a material adverse effect on the Company or the performance of duties by Consultant for the Company; (iii) a material breach of this Agreement which shall continue without cure for ten (10) days after written notice to Consultant from the Company; or (iv) any act or condition of Consultant which in the opinion of the Board of Directors of the Company will jeopardize the Company's public listing with either NASDAQ or any exchange on which the Company's stock is traded.

9.0 Inside Information - Securities Laws Violations: In the course of its duties Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations.
Consultant acknowledges that its use of such information to purchase or sell securities of the Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of the Company is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

10.0 Miscellaneous

     (a) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (c) Further Actions and Assurances. Any time and from time to time, each party agrees to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non- compliance.

     (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of the Company.

     (f) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Untied States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges pre-paid, provided that the communication is addressed:

          In the case of Consultant:

               ARIK MAKLEFF
               2950 31st Street, Suite 240
               Santa Monica, California 90405

          In the case of the Company:

               International Semiconductor Corp.
               2950 31st Street, Suite 240
               Santa Monica, California 90405
               FAX (310) 452-0076

or to such other person or address designated by the parties to receive notice.

     (g) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (j) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (k) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth in this Agreement, have been made by any party.

     (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (m) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party, all parties agree to execute an original of this Agreement as well as any facsimile telecopy or other reproduction hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the dates detailed above.

CONSULTANT:




ARIK MAKELFF


/s/  Arik Makleff
Arik Makleff, Individually


INTERNATIONAL SEMICONDUCTOR CORPORATION
a Nevada corporation


/s/  Robert M. Terry
Robert M. Terry, Director


/s/  Jerome Saver
Jerry Saver, Director


/s/  Jules Pier
Jules Pier, Director





     FEE AGREEMENT FOR LEGAL SERVICES

     This agreement is between International Semiconductor Corp.
("ISC" or the "Company") and Dieterich & Associates ("Lawyers").

     Dieterich & Associates have agreed to provide legal services to ISC with respect to any and all legal matters or special projects referred to the Law Firm by ISC from time to time, to include at least the filing of the 10-QSB, 10-KSB, any S-8, or 8-K's, and similar documentation with the various reporting agencies monitoring the activities of the Company.

     Professional Fees

     The Law Firm has agreed to a monthly retainer for the above-described services of $7,500. This retainer will cover the services of any lawyers assigned by the firm to complete the services required. No additional fees shall be charged for secretarial services, clerical services or domestic telephone calls.

     Costs and Expenses

     ISC understands that in the course of representation, it may be necessary for the Law Firm to incur certain costs or expenses. ISC will reimburse the Firm for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matters, so long as the charges for costs and expenses are competitive with other sources of the same products or services, and for all filing fees incurred on behalf of the Company. Travel expenses will be reimbursed, but only if pre-approved by the Company.

     Payment

     As payment for services and costs, ISC has agreed to place a block of 80,000 shares of free trading company stock in the Law Firm's name with West America Securities. At least once a month, the Law Firm will send ISC a statement for the retainer and any costs incurred in the previous month. An officer of ISC will approve the statement and notify West America Securities of the approved amount, at which time, unless otherwise directed by the Law Firm, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement.

     If in the course of the representation, all of the stock is liquidated, a new block of stock sufficient to cover projected fees and costs, in an amount contemporaneously agreed to by the parties, will again be placed with the brokerage firm, under the terms and conditions outlined above. At the conclusion of the Firm's representation, and payment of all final fees and costs, any unused stock shall forthwith be returned to ISC.

     ISC has agreed to promptly register such blocks of stock pursuant to Form S-8 at its own expense and deliver such stock to the brokerage firm upon the filing and effectiveness of the Form
S- 8 Registration Statement.


     Involvement of the Company

     ISC expects to be kept closely involved with the progress of any services rendered by the Firm to the Company and be apprised of all material developments in any matters for which the Firm is providing services, and in the case of litigation or administrative proceedings, will be provided with sufficient notice to enable a representative to attend meetings, conferences, hearings and other proceedings. A copy of all correspondence in the course of the representation will be forwarded to the Company.

     Termination

     ISC shall have the right to terminate the Firm's representation at any time upon 30 days' notice, however, it is the current expectation of the parties that the representation is for a period of one year, to be renewed annually at the mutual consent of the parties.

     The laws of the State of California shall govern the interpretation of this agreement, including all rules or codes of ethics which apply to the provision of services. All disputes between the client and the Firm arising out of this engagement which cannot be settled, shall be resolved through binding arbitration in Los Angeles, California.

     To be effective the 1st day of September, 1995.

INTERNATIONAL SEMICONDUCTOR CORP.
a Nevada corporation


By:     /s/  Robert M. Terry
     Robert M. Terry, Chairman

Agreed:

DIETERICH & ASSOCIATES


By:    /s/  Christopher H. Dieterich
     Christopher H. Dieterich
     Partner

     OPINION LETTER
     (Dieterich & Associates)




Robert M. Terry     April 2, 1996
INTERNATIONAL SEMICONDUCTOR CORP.
5374 Village Road
Long Beach, California 90808

     Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Terry:

     At your request, I have examined the form of Registration Statement No. 33-____ which International Semiconductor Corp (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 295,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreements with the various officers and consultants to the Company (the "Consulting Agreements").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies.
My examination was limited to the following documents and no others:

     1. Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into the various employee, officer and consultant agreements;

     4.   The Registration Statement;

     5. The agreements with the entities and individuals for shares being registered in the Registration Statement.

     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the various Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you,
(i) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any Other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in
Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

   /s/  Christopher H. Dieterich
Christopher H. Dieterich
     BAVLY MILNER LETTERHEAD


     CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to shares of common stock of International Semiconductor Corp. and to the incorporation by reference therein of our report dated March 30, 1995 with respect to the financial statements and schedules of International Semiconductor Corp. included and incorporated by reference in its Annual Report (Form 10-KSB) for the year ended December 31, 1994 filed with the Securities and Exchange Commission



     /s/  Bavly Milner
     Udi Erez, Partner
     Bavly Milner